UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Five Below, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Below, Inc.

1818 Market Street

Suite 2000

Philadelphia, PA 19103

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 9:00 a.m. Eastern Daylight Time on Tuesday, June 24, 2014, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting and you are a registered shareholder, please bring a valid form of picture identification. If you are a beneficial owner of shares held in “street name” through a bank, broker, or other intermediary, please contact your bank, broker, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Annual Meeting.

At this year’s Annual Meeting, you will be asked to elect as directors the two nominees named in the attached Proxy Statement and ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

David Schlessinger
Executive Chairman

Notice of Annual Meeting of Shareholders

To Be Held on June 24, 2014

9:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 on Tuesday, June 24, 2014, at 9:00 a.m. Eastern Daylight Time. At the Annual Meeting, shareholders will be asked:

1) To elect two Class II directors to hold office until the 2017 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 31, 2015; and

3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 6, 2014 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 24, 2014:

This Notice is only an overview of the Proxy Statement and proxy card or voting information form included in this mailing and available at www.proxyvote.com. These documents are first being mailed to shareholders on or about May 15, 2014. Our 2013 Annual Report, including our Form 10-K for fiscal year 2013, is not part of the proxy solicitation material.

By order of the board of directors,

Kenneth R. Bull
Secretary

Philadelphia, Pennsylvania

May 9, 2014

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2014” or “fiscal 2014” refer to the period from February 2, 2014 to January 31, 2015, which consists of a 52-week fiscal year. References to “fiscal year 2013” or “fiscal 2013” refer to the period from February 3, 2013 to February 1, 2014, which consists of a 52-week fiscal year. References to “fiscal year 2012” or “fiscal 2012” refer to the period from January 29, 2012 to February 2, 2013, which consists of a 53-week fiscal year. References to “fiscal year 2011” or “fiscal 2011” refer to the period from January 30, 2011 to January 28, 2012, which consists of a 52-week fiscal year. References to 2014, 2013, 2012, and 2011 are to our fiscal years unless otherwise specified.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2013 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended February 1, 2014. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (individually and/or collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
9:00 a.m. Eastern Daylight Time June 24, 2014	May 6, 2014

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103	54,267,225

VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	41
Ratification of Appointment of KPMG LLP	FOR	42

BOARD NOMINEES

The following table provides summary information about each Class II director nominee. Directors are elected annually by a plurality of votes cast.

Name, Age	Director Since	Principal Occupation	Committee Membership*
			AC	CC	NCGC
Steven J. Collins, 45	2010	Managing Director of Advent International Corporation

Thomas M. Ryan, 61	2011	Retired Chairman of the Board of Directors, President and Chief Executive Officer of CVS Caremark Corporation and Operating Partner of Advent International Corporation

* AC Audit Committee	CC	Compensation Committee
NCGC Nominating and Corporate Governance Committee		Chair of the Committee

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2014

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended February 1, 2014 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 24, 2014 (the “Annual Meeting”), and any postponements or adjournments of the meeting. The Annual Meeting will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 at 9:00 a.m. Eastern Daylight Time. On or about May 15, 2014, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Thursday, June 24, 2014, at 9:00 a.m. Eastern Daylight Time, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2013 Annual Report primarily over the internet. On or about May 15, 2014, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect two (2) Class II directors to hold office until the 2017 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 31, 2015 (Proposal No. 2); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s two (2) nominees as Class II directors for the board of directors (Proposal No. 1); and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 31, 2015 (Proposal No. 2).

Are all of the Company’s Class II directors standing for re-election to the board of directors at the Annual Meeting?

No. Our board currently has eight directors, three of which have terms expiring at the Annual Meeting. Andrew W. Crawford, whose term on our board of directors expires at the Annual Meeting, was elected to our board of directors pursuant to the shareholders’ agreement, described below under “Board of Directors—Board Composition” because of his affiliation with Advent International Corporation, or Advent, whose Series A 8% convertible preferred stock holdings entitled it to elect up to five directors (prior to the closing of our initial public offering). As of the date of this Proxy Statement, Advent no longer owns any shares of our stock, and, accordingly, our board of directors, in consultation with the nominating and corporate governance committee, has determined not to nominate Mr. Crawford for re-election and will reduce the size of our board to seven directors effective immediately after the expiration of Mr. Crawford’s term. In addition, Steven J. Collins, who was also elected to our board of directors pursuant to the shareholders agreement because of his affiliation with Advent, has expressed his intent to resign from the board of directors at such time as the nominating and corporate governance committee has recruited a replacement director. The nominating and corporate governance committee is conducting a search for a new independent director or directors.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is May 6, 2014. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 54,267,225 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Plurality of Votes Cast	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

With respect to Proposal No. 1, you may vote FOR one or both of the nominees or WITHHOLD your vote as to one or both of the nominees. The two nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposal No. 2, you may vote FOR, AGAINST or ABSTAIN.

If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 and 2 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

What do I need to do if I intend to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be as fixed by our board from time to time. The number of members of our board is currently fixed at eight and is divided into three classes with staggered three-year terms. Because one of our existing directors has not been nominated for re-election at the Annual Meeting, the board will reduce the size of the board to seven members effective immediately upon the expiration of Mr. Crawford’s term at the Annual Meeting.

Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Messrs. Collins and Ryan. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2017 Annual Meeting

Steven J. Collins. Mr. Collins, 45, has served as a director since 2010. Mr. Collins, a Managing Director of Advent, which he joined in 1995, currently serves as a director of Kirkland’s, Inc. and several privately held businesses, including Party City Holdings, Inc., Bojangles’ Restaurants, Inc. and Charlotte Russe Holding, Inc., and previously served as a director of lululemon athletica inc. Mr. Collins’ experience serving as a director of public and private companies and his affiliation with Advent, whose Series A 8% convertible preferred stock holdings entitled it to elect up to five directors (prior to the closing of our initial public offering as described under “—Board Composition”), led to the conclusion that he should serve as a director of Five Below. In connection with the disposition of our common stock held by Advent, Mr. Collins has expressed his intent to resign from the board of directors at such time as the nominating and corporate governance committee has recruited a replacement director.

Thomas M. Ryan. Mr. Ryan, 61, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent as a part of its Operating Partner Program. Prior to joining our board of directors, Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, a retail pharmacy and healthcare corporation, until he retired in 2011. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. In 2007, Mr. Ryan again became the chairman of CVS Caremark Corporation’s board of directors. Mr. Ryan currently serves as a director of Yum! Brands, Inc. and Vantiv, Inc. and previously served as a director of Bank of America Corporation. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2015 Annual Meeting

David M. Mussafer. Mr. Mussafer, 50, has served as a director since 2010. Mr. Mussafer, a Managing Partner of Advent, which he joined in 1990, currently serves as a director of Vantiv, Inc. and Charlotte Russe Holding Inc. and previously served as a director of lululemon athletica inc., Dufry AG, Kirkland’s Inc., Party City Holdings, Inc. and a number of privately held businesses. Mr. Mussafer’s experience serving as a director of public and private businesses and his affiliation with Advent, led to the conclusion that he should serve as a director of Five Below.

David Schlessinger. Mr. Schlessinger, 59, is the co-founder of Five Below and has served as our Executive Chairman since February 2005. Mr. Schlessinger previously served as our President from 2002 to 2005. Mr. Schlessinger has been a director of Five Below since our incorporation in 2002. Previously, Mr. Schlessinger founded Zany Brainy, Inc., a retail children’s educational products company, in 1991 and served as Zany

Brainy’s Chief Executive Officer until 1996 and as its Chairman until 1998. He also founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986. Mr. Schlessinger previously served as a director of Destination Maternity Corporation. Mr. Schlessinger’s extensive experience in the management, operations and finance of a retail business as well as his knowledge of our company as a founder has led to the conclusion that he should serve as a director of Five Below.

Thomas G. Vellios. Mr. Vellios, 59, is the co-founder of Five Below and has served as our President and Chief Executive Officer since 2005. Mr. Vellios has been a director of Five Below since our incorporation in 2002. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. Mr. Vellios previously served as a director of Hot Topic, Inc. Mr. Vellios’ extensive experience in the retail industry, his experience with the management, operations and finance of a retail business, and his knowledge of our company as a founder has led to the conclusion that he should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2016 Annual Meeting

Michael F. Devine, III. Mr. Devine, 55, has served as a director since March 2013. Mr. Devine is the former Chief Financial Officer and Executive Vice President of Coach, Inc., a leading marketer of modern classic American accessories. Mr. Devine served as Chief Financial Officer since December 2001 and Executive Vice President and Chief Financial Officer since August 2007, both until his retirement in August 2011. Prior to joining Coach, Mr. Devine served from 2000 to 2001, as Senior Vice President and Chief Financial Officer of Mothers Work, Inc., the world’s largest designer, manufacturer and retailer of maternity apparel. Mr. Devine currently serves as a director and member of the audit committees of Deckers Outdoor Corporation and Express, Inc. Mr. Devine previously served as a director and member of the audit committee of Nutrisystem, Inc. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 58, has served as a director since 2004. Mr. Sargent has served as the Chief Executive Officer of Staples, Inc., an office supply company, since 2002 and as Chairman of its board of directors since 2005. Prior to becoming Chairman and Chief Executive Officer, Mr. Sargent held a variety of executive positions at Staples, Inc. since joining the company in 1989. Mr. Sargent currently serves as a director of The Kroger Co. and previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ experience on other company boards and board committees.

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of eight members. Our articles of incorporation and bylaws provide that our board of directors will consist of a number of directors, not less than three nor more than eleven, to be fixed exclusively by resolution of the board of directors.

Our articles of incorporation provides for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•	the Class I directors are Messrs. Devine and Sargent, and their terms will expire at the annual general meeting of shareholders to be held in 2016;

•	the Class II directors are Messrs. Collins, Crawford and Ryan, and their terms will expire at the Annual Meeting; and

•	the Class III directors are Messrs. Mussafer, Schlessinger and Vellios, and their terms will expire at the annual general meeting of shareholders to be held in 2015.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our board of directors will make it more difficult for a third party to acquire control of us.

Our directors were originally selected pursuant to the terms of a shareholders agreement executed in connection with our 2010 transaction, in which Advent acquired a majority interest in the Company. In accordance with this agreement, as subsequently amended, the holders of our capital stock agreed to vote their shares in favor of the election to our board of directors of five individuals designated by holders of our Series A 8% convertible preferred stock and three designated by our holders of common stock. Accordingly, Messrs. Mussafer, Collins, Crawford, Ryan and Howard D. Ross, the designees of holders of our Series A 8% convertible preferred stock, and Messrs. Sargent, Schlessinger and Vellios, the designees of holders of our common stock, were elected to our board of directors. Mr. Ross resigned from our board of directors in March of 2013. The material provisions of the shareholders agreement were terminated in connection with our initial public offering.

Director Independence

Our board of directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC and other governing laws and applicable regulations. No director will be deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Collins, Devine, Mussafer, Ryan and Sargent are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC. Of these independent directors, our board has determined that: (i) Messrs. Devine, Ryan and Sargent, who comprise our audit committee; (ii) Messrs. Collins and Ryan, who comprise our compensation committee; and (iii) Messrs. Mussafer and Sargent, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board of directors also determined that Andrew W. Crawford, a member of our board of directors whose term will expire at the Annual Meeting and a member of the compensation and nominating and corporate governance committees until his term expires, is independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfies the independence standards for the compensation and nominating and corporate governance committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Vellios serving as our Chief Executive Officer and Mr. Schlessinger serving as Executive Chairman of the board. We believe this is appropriate as it provides Mr. Vellios with the ability to focus on our day-to-day operations while allowing Mr. Schlessinger to lead our board of directors in its fundamental role of providing advice to, and oversight of management. In addition, as Executive Chairman, Mr. Schlessinger remains involved in key matters affecting our business and in implementing our growth strategy.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors plans to keep itself regularly informed regarding such risks through committee reports and otherwise.

Committees of the Board of Directors

The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website, www.fivebelow.com, under the “Investor Relations” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Messrs. Devine, Ryan and Sargent. Mr. Devine serves as the chairperson of the audit committee. Mr. Devine was elected as a member of the audit committee and to serve as chairperson of the audit committee in March 2013 following Howard D. Ross’s resignation from both positions. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board has determined that Mr. Devine is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication defined under the applicable rules of The NASDAQ Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

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reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the terms of employment agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our employees;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

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overseeing compliance with the SEC’s and The NASDAQ Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Messrs. Collins, Crawford and Ryan. Mr. Ryan serves as the chairperson of the compensation committee. Mr. Ryan was elected chairperson of the compensation committee in March 2013. Prior to his election, Mr. Collins served as the chairperson of the compensation committee. All of the members of the compensation committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Mr. Crawford’s term on our board of directors will expire at the Annual Meeting, at which time he will no longer be a member of the compensation committee. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each committee of our board of directors.

Our nominating and corporate governance committee consists of Messrs. Crawford, Mussafer and Sargent. Mr. Sargent serves as the chairperson of the nominating and corporate governance committee. Mr. Sargent was elected chairperson of the nominating and corporate governance committee in March 2013. Prior to his election, Mr. Mussafer served as the chairperson of the nominating and corporate governance committee. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Mr. Crawford’s term on our board of directors will expire at the Annual Meeting, at which time he will no longer be a member of the nominating and corporate governance committee.

Meetings and Attendance

During fiscal 2013, there were four meetings of the board of directors, five meetings of the audit committee, three meetings of the compensation committee and one meeting of the nominating and corporate governance committee. Each of our directors, except for Mr. Collins, attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which he served during fiscal 2013. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The chairman of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors attended the Annual Meeting of Shareholders held on May 30, 2013. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2013, each of our non-employee directors who is not affiliated with Advent was paid the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $50,000;

•	an additional retainer of $25,000 for the audit committee chair and the compensation committee chair and $15,000 for the nominating and corporate governance committee chair; and

•	an annual equity grant with a fair market value of $75,000 in the form of restricted stock and vesting on the date of the next annual meeting.

Each director has the option to receive some or all of his cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

Consistent with the recommendations of our compensation consultant, Hay Group (“Hay”), our Compensation Policy for Non-Employee Directors was revised effective March 2014 with the following modifications applicable to non-employee director compensation starting with fiscal 2014:

•	the annual cash retainer payable to non-employee directors was increased to $60,000; and

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the fair market value of the annual equity grant was increased to $90,000 and the form of grant was changed from restricted stock to restricted stock units (there was no change to the vesting schedule).

Other than the modifications identified above, the Compensation Policy for Non-Employee Directors for fiscal 2014 is identical to the fiscal 2013 policy.

The following table sets forth information on compensation of all our non-employee directors for fiscal 2013:

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Awards(2) ($)	All Other Compensation ($)		Total ($)
Steven J. Collins	—	—	—		—
Andrew W. Crawford	—	—	—		—
David M. Mussafer	—	—	—		—
Michael F. Devine III	75,000	75,000	25,000	(3)	175,000
Howard D. Ross	—	—	—		—
Thomas M. Ryan	82	75,000	74,918	(4)	150,000
Ronald L. Sargent	97	75,000	64,903	(4)	140,000

(1)	Cash fees include annual director’s retainer and, where applicable, committee chair fees as well as cash payable in lieu of fractional shares.
(2)	The amounts reported in this column reflect the fair value on the grant date of the restricted stock awards granted in fiscal 2013 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock awards contained in Note 1 and Note 5 to the consolidated financial statements included as a part of the 2013 Form 10-K, filed with the SEC. The aggregate number of shares of restricted stock outstanding at fiscal year-end for each non-employee director is 1,990 shares for each of Messrs. Devine, Ryan and Sargent.
(3)	The amount reported reflects the issuance of shares of restricted stock to Mr. Devine with a value equal to $25,000 as an initial equity award.
(4)	The amounts reported reflect the fair value on the grant date of the restricted stock awards granted to Messrs. Ryan and Sargent in lieu of the cash retainers paid quarterly and computed in accordance with FASB ASC Topic 718.

Additionally, in March 2014, our board of directors adopted Stock Ownership Guidelines for non-employee directors upon the recommendation of Hay. Pursuant to the guidelines, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than three (3) times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year the payment of which is deferred to a later calendar year and the value of shares or other property received in lieu of a cash retainer in a given calendar year. Current non-employee directors will have five (5) years from the adoption of the guidelines to attain the specified level of equity ownership. Any non-employee director elected following the adoption of the guidelines will have five (5) years from the date of such election to attain the specified level of equity ownership. For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, Messrs. Collins, Crawford, and Ryan served as members of the compensation committee. Each of Messrs. Collins, Crawford, and Ryan has relationships with us that require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, or Exchange Act. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or an employee of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2013 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e.—not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

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regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval of the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the Board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the committee may consider the following criteria, among others the committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the committee will assemble information concerning the background and qualifications of the candidate. The committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the committee will then interview the candidate. The committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the committee will select a candidate who, in the view of the committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

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as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

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as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors”, except that the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.fivebelow.com. Disclosure regarding any amendments to the code, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The NASDAQ Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.fivebelow.com.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited consolidated financial statements and reporting process for the fiscal year ended February 1, 2014, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the SEC.

Audit Committee

Michael F. Devine, III, Chairman

Thomas M. Ryan

Ronald L. Sargent

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas M. Ryan, Chairman

Steven J. Collins

Andrew W. Crawford

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 51, joined the Company as Senior Vice President, Finance in 2005 and was later appointed as our Secretary and Treasurer. In 2012, he was promoted to Chief Financial Officer. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Biographies for Messrs. Schlessinger and Vellios are included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis provides an overview of our executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided with respect to fiscal 2013 to our principal executive officer, our principal financial officer and our two other most highly compensated executive officers in 2013. These individuals are referred to collectively as the Named Executive Officers.

The following table identifies the Named Executive Officers, as well as the positions held by such individuals:

Name	Position
David Schlessinger	Executive Chairman and Founder
Thomas G. Vellios	President, Chief Executive Officer and Founder
Kenneth R. Bull	Chief Financial Officer, Secretary and Treasurer
David Johnston*	Chief Operating Officer

*	As further discussed below under the heading “David Johnston Separation and Release Agreement,” Mr. Johnston’s employment with the Company terminated effective August 31, 2013.

Overview

Our compensation philosophy for our Named Executive Officers is driven by the need to recruit, develop, motivate and retain top talent both in the short and long-term and align the interests of Named Executive Officers and shareholders. We strive to accomplish this by providing a portion of overall pay in the form of performance-based compensation, primarily through our annual and long-term incentive programs. Our executive pay program provides significant emphasis on variable or “at risk” compensation, each of which is linked to key drivers of shareholder value creation.

Elements of Our Executive Compensation and Benefits Programs

We provide compensation to our Named Executive Officers through a combination of the following:

•	Base salary;

•	Annual cash incentives;

•	Long-term equity incentives; and

•	Retirement (401(k) Plan), Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites.

Purpose and Philosophy

We follow several principles in the development and administration of the above four main elements of our executive compensation program. In establishing executive compensation, we believe that:

•	Our executive compensation programs are aligned with and support the strategic direction of our business;

•	We design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results;

•	Our compensation programs are designed to link pay with overall company performance and reward executives for behaviors which drive shareholder value creation;

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As an executive’s level of responsibility increases, the proportion of compensation “at risk” may increase; however, executive compensation programs should not encourage excessive or unnecessary risks; and

•	The design and administration of our compensation programs will reflect best practices to be financially efficient, affordable and legally compliant.

The competitiveness of our executive compensation program is not targeted at a specific market level for any individual element of compensation or for the program in its entirety. However, we generally set target compensation opportunities to be competitive with other retail companies of similar size, complexity and business model. While providing market competitive levels of compensation is a core consideration, our decision-making also incorporates our annual performance, impact of the employee’s performance on our business results and internal equity considerations. In instances where Company and individual performance significantly exceed the agreed-upon objectives, we would expect to pay above-market compensation.

Role of the Compensation Committee

As described in more detail under “Board of Directors—Committees of the Board of Directors—Compensation Committee,” the compensation committee operates under a written charter, which sets forth the roles and responsibilities of the compensation committee regarding executive compensation.

Messrs. Collins, Crawford and Ryan are members of the compensation committee, all of whom are independent under the rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Role of Executives in Establishing Compensation

Our board of directors has delegated administration of our executive compensation program to the compensation committee. Our Chief Executive Officer and our Executive Chairman provide recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding themselves. Upon the compensation committee’s approval, the execution of the elements of the executive compensation programs is the responsibility of the Chief Financial Officer and/or his delegees.

Consideration of Most Recent Shareholder Advisory Vote on Executive Compensation

At our 2013 annual meeting, we conducted our first “Say-On-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The compensation committee appreciates that approximately 92% of the shares voting approved of our executive compensation and believes, therefore, that our shareholders are supportive of our current executive compensation practices. Nevertheless, the compensation committee continues to refine our executive compensation practices in its ongoing effort to ensure that those practices support our overall corporate goals and values.

In line with the recommendation by the Company’s shareholders at the Company’s 2013 annual meeting, the board of directors decided that it will include an advisory shareholder vote on executive compensation in its proxy materials triennially until the next shareholder vote on the frequency of an advisory vote on executive compensation. Thus, the next “Say-On-Pay” shareholder advisory vote to be conducted by the Company will occur at the Company’s 2016 annual meeting.

Compensation Consultant, Peer Group Comparison & Benchmarking

From time to time, the compensation committee has worked internally to informally ascertain best practices in the design of our executive compensation programs but has not utilized any benchmarking in designing or setting executive compensation during the time that we were privately held or at any time during fiscal 2013. The compensation committee has generally been focused on incentivizing and rewarding internal results and did not generally engage in any peer group or market review in the design of our executive compensation programs for fiscal 2013.

During fiscal 2013, in anticipation of setting compensation strategies for fiscal 2014, the compensation committee engaged Hay to conduct a market review and to provide assistance, guidance and considerations with respect to, among other things, the following topics: (i) board of directors compensation pay levels and structure for fiscal 2014, (ii) our compensation philosophy to be utilized on a going-forward basis (as described above) and (iii) short-term and long-term incentive compensation strategy and design for fiscal 2014.

The compensation committee has concluded that Hay’s work for us does not raise any conflict of interest. The compensation committee has also considered the independence of Hay. Because of policies and procedures Hay and the compensation committee have in place, the compensation committee is confident that the advice it receives from executive compensation consultants at Hay is objective and not influenced by Hay’s or its affiliates’ relationships with the Company or its officers. These policies and procedures include the following:

•	the consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Hay or any of its affiliates;

•	the consultants are not responsible for selling other Hay or affiliate services to the Company;

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Hay’s professional standards prohibit the individual consultant from considering any other relationships Hay or its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the consultants have direct access to the compensation committee without management intervention;

•	the compensation committee has the sole authority to retain and terminate Hay; and

•	the compensation committee evaluates the quality and objectivity of the services provided by Hay periodically and determines whether to continue to retain Hay.

Relative Size of Major Compensation Elements

The combination of base salary, annual cash incentives and long-term equity incentives comprises the main elements of the compensation of our Named Executive Officers. In setting executive compensation, the compensation committee considers the aggregate compensation payable to a Named Executive Officer and the form of that compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

The compensation committee may decide, as appropriate, to modify the mix of base salary, annual cash incentives, long-term equity incentives and retirement/perquisites to best fit a Named Executive Officer’s specific circumstances. For example, the compensation committee may make the decision to award more cash and not award an equity grant. This provides more flexibility to the compensation committee to reward executive officers appropriately as they near retirement, when they may only be able to partially fulfill the vesting required for equity options. The compensation committee may also increase the amount of equity option grants to an executive officer if the total number of career equity option grants does not adequately reflect the executive’s current position with us or if an above-market compensation package is necessary to attract and retain critical talent. The compensation committee will generally determine to set or adjust the types of compensatory incentive either upon hire of a Named Executive Officer or prior to the commencement of a fiscal year, as appropriate. However, the compensation committee reserves the right to adjust compensatory items during the course of a fiscal year to respond to changes in our performance or as may be needed to retain key personnel. Additionally, the compensation committee may decide to make equity grants, as appropriate, throughout the fiscal year, which may increase the executive’s allocation of compensation toward long-term equity incentives in any given fiscal year.

Base Salary

We provide Named Executive Officers with base salaries to compensate them for services rendered during the year. The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. The compensation committee annually reviews base salary for executive officers and makes adjustments only when necessary based on the executive’s and our performance.

On September 28, 2011, Messrs. Schlessinger’s and Vellios’ employment letter agreements were each amended to reflect base salary increases and to provide that annual review of the base salaries of each of Messrs. Schlessinger and Vellios would not be required to occur again until fiscal 2014 (although the compensation committee reserved the right to modify such salaries if the performance of either executive so warranted). Accordingly, such amendments increased Mr. Schlessinger’s annual base salary from $400,000 to $600,000 and Mr. Vellios’ annual base salary from $600,000 to $700,000. Based on these increases, it was the intention of the compensation committee that the base salaries of each of Messrs. Schlessinger and Vellios would remain at such levels until at least 2014. Therefore, the base salaries of each of Messrs. Schlessinger and Vellios were unchanged in fiscal 2013.

Effective March 24, 2013, the compensation committee increased Mr. Bull’s annual base salary from $325,000 to $338,000. Mr. Johnston joined us as our Chief Operating Officer on June 4, 2012 and entered into an employment agreement with an annual base salary of $400,000. Mr. Johnston’s base salary was not increased during fiscal 2013.

Annual Incentive Compensation

We provide cash incentive awards to Named Executive Officers for achieving and exceeding our annual financial goals, which are generally based on the attainment of certain pre-established performance criteria under the Five Below, Inc. 2012 Performance Bonus Plan, or the Incentive Bonus Plan. Notwithstanding the foregoing, the compensation committee retains discretion to offer discretionary bonuses outside of this plan to our Named Executive Officers as our performance, retention concerns and other business needs may dictate. No such discretionary bonuses were provided to Named Executive Officers in fiscal 2013. The Incentive Bonus Plan is administered by the compensation committee, which makes its award determinations based upon the attainment of the performance criteria previously determined and approved by the compensation committee for that fiscal year. Awards under the Incentive Bonus Plan are designed to motivate and compensate executives for the achievement of our annual business objectives.

In May 2013, our compensation committee approved the performance targets and the potential bonus payouts for the Named Executive Officers for fiscal 2013 under the Incentive Bonus Plan. The compensation committee determined that a main business objective was to continue to increase our adjusted operating income. Adjusted operating income is defined as the Company’s operating income, adjusted to exclude the impact of: (1) stock-based compensation expense that relates to the cancellation of stock options granted to the Company’s founders in fiscal year 2010 to purchase 2,020,620 shares of common stock, in exchange for the grant of an equal number of restricted shares that vest through March 2014 and on-going expense recognition of the awards over the remaining vesting period; (2) fees incurred in connection with any secondary public offering of shares of the Company’s common stock; and (3) any other adjustments that may be approved by the compensation committee. Accordingly, for fiscal 2013, our compensation committee determined that our executive officers were to receive no payments under the Incentive Bonus Plan, unless our adjusted operating income (determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan) exceeded our target goal of $64.0 million. If our adjusted operating income met or exceeded $64.0 million, then each Named Executive Officer would receive a target incentive bonus equal to 5% of the executive’s base salary in effect as of the end of fiscal 2013 (other than Mr. Johnston who would receive 7.5%). If our adjusted operating income met or exceeded $65.7 million, then each Named Executive Officer would receive an incentive bonus equal to 25% of the executive’s base salary in effect as of the end of fiscal 2013 (other than Mr. Johnston who would receive 37.5%). If our adjusted operating income met or exceeded $68.8 million, then each Named Executive Officer would receive an incentive bonus equal to 35% of the executive’s base salary in effect as of the end of fiscal 2013 (other than Mr. Johnston who would receive 52.5%). If our adjusted operating income met or exceeded $71.4 million, then each Named Executive Officer would receive a maximum incentive bonus equal to 50% of the executive’s base salary (other than Mr. Johnston who would receive 75%). The incentive bonus will not be interpolated if the Company’s adjusted operating income is between any of the relevant goal thresholds.

The compensation committee focused its annual bonus program on adjusted operating income, because it believes that this metric is essential in determining the Company’s ability to generate sufficient income for the Company to increase its market share, which is essential to our future growth. The compensation committee separately determined that exceeding our goal of $64.0 million in adjusted operating income was an aggressive, although attainable target. The compensation committee set a maximum performance target of exceeding $71.4 million in adjusted operating income, which the compensation committee determined was indicative of truly outstanding performance.

On March 14, 2014, the compensation committee and the board reviewed our individual Incentive Bonus Plan results for fiscal 2013 performance and determined that the Company’s adjusted operating income (determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan) was $61.3 million. Because the threshold adjusted operating income performance target of $64.0 million was not achieved, no Named Executive Officers received incentive bonuses under the Incentive Bonus Plan for fiscal 2013.

As further described below under the heading of “David Johnston Separation and Release Agreement,” Mr. Johnston’s employment with the Company terminated prior to the end of fiscal 2013 on August 31, 2013. Thus, Mr. Johnston was not eligible for any bonus under the Incentive Bonus Plan for fiscal 2013.

Long-term Equity Incentive Compensation

Equity awards are a vital piece of our total compensation package and are designed to support our long-term strategy, provide a mechanism to attract and retain talent and to create a commonality of interest between management and our shareholders. Awards under the Five Below, Inc. Amended and Restated Equity Incentive Plan, or the Equity Incentive Plan, are intended to compensate Named Executive Officers for sustained long-term performance that is aligned with shareholder interests and to encourage retention through vesting schedules. Long-term equity incentive awards may take a variety of forms, such as stock options and restricted stock grants. Levels and frequency of awards are determined by the compensation committee. Such awards are designed to reflect a recipient’s level of responsibility and performance.

While initial hire and promotion grants are targeted to be at competitive levels, actual award values will reflect our actual long-term performance (through stock price appreciation and achievement of long-term performance goals). Service-based restricted stock awards may also be granted as appropriate to recognize performance and provide ownership and/or retention focus. Long-term incentives have the capacity to be the largest component of executive compensation, if our performance and stock price exceed our expectations.

On July 18, 2013, the compensation committee made a grant of non-qualified stock options to Mr. Bull because of our fiscal 2012 financial review, which included our and Mr. Bull’s individual performance over such time. Accordingly, Mr. Bull was awarded 15,000 non-qualified stock options with an exercise price of $39.70 per share. The grant was made under the Equity Incentive Plan and the exercise price was based on the fair market value of our stock on the date of grant. In general, 50% of Mr. Bull’s stock options vest and become exercisable on the second anniversary of the grant date. The remaining 50% of the option award vests in equal 25% increments on the third and fourth anniversaries of the grant date. All vesting events are generally contingent upon continuous employment through the applicable vesting date. Finally, the compensation committee determined that the vesting component of the awards provided additional retention incentives so that we would be more likely to retain Mr. Bull’s services.

On June 4, 2013, the compensation committee made a grant of non-qualified stock options to Mr. Johnston because of our fiscal 2012 financial review, which included our and Mr. Johnson’s individual performance over such time. Accordingly, Mr. Johnston was awarded 34,600 non-qualified stock options with an exercise price of $37.33 per share. The grant was made under the Equity Incentive Plan and the exercise price was based on the fair market value of our stock on the date of grant. Because Mr. Johnston’s employment with the Company terminated effective August 31, 2013, the entire amount of the option award was forfeited immediately and automatically upon his termination date pursuant to the terms of the Equity Incentive Plan and the applicable award agreement.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, and the Five Below 401(k) Retirement Savings Plan. We provide vacation and paid holidays to our Named Executive Officers. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are offered to our other senior employees.

Employment Agreements

We have entered into employment letter agreements or employment agreement with each of our Named Executive Officers. These agreements are summarized and the benefits potentially payable under these agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

The compensation committee believes that severance and change in control arrangements, when properly tailored, are appropriate and necessary. Specifically, the compensation committee has concluded that such commitments are required to retain the continued service of the Named Executive Officers and to recruit other potential executive candidates. Further, in the case of any potential change in control, the compensation committee has concluded that such commitments are necessary to enable our Named Executive Officers to evaluate objectively the benefits to shareholders of the proposed transaction, notwithstanding any potential effects on their own job security.

The compensation committee also believes that reasonable severance and change in control benefits should be (1) established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure, (2) conditioned upon execution of a release of claims against the Company and its affiliates, and (3) conditioned on the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

David Johnston Separation and Release Agreement

On August 6, 2013, the Company and Mr. Johnston entered into a Separation and General Release Agreement (the “Johnston Agreement”) that provides for Mr. Johnston’s termination of employment with the Company. Pursuant to the Johnston Agreement, Mr. Johnston ceased to be the Chief Operating Officer of the Company and his employment terminated effective August 31, 2013 (the “Termination Date”). From August 6, 2013 until the Termination Date, Mr. Johnston continued to serve the Company with a primary focus on transitioning his duties and responsibilities.

Under the Johnston Agreement, the Company: (1) paid Mr. Johnston cash severance in the form of base salary continuation for a period of six (6) months following the Termination Date (the “Severance Period”); and (2) reimbursed Mr. Johnston for the cost of COBRA continuation coverage for the duration of the Severance

Period (but only to the extent such premium exceeds the amount charged to active employees for the same coverage). These payments and benefits were (a) subject to Mr. Johnston’s compliance with his restrictive covenant obligations and (b) reduced by any payments or benefits that Mr. Johnston earned as a result of his performance of services for any person or entity during the Severance Period.

Pursuant to the terms of the Johnston Agreement and the Non-Qualified Stock Option Agreement, dated May 23, 2012, between the Company and Mr. Johnston, 43,250 of the option shares subject thereto became vested and exercisable as of the Termination Date.

Compensation Risk Analysis

The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the compensation committee seeks to mitigate such risk by:

(a)	providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage an appropriately long-term focus);

(b)	capping annual cash bonuses for Named Executive Officers under the Incentive Bonus Plan at 50% of base salary; and

(c)	reserving the discretion to reduce annual bonuses otherwise payable under the Incentive Bonus Plan (to allow recognition of the relationship between individual executive contributions and the achievement of specified performance metrics).

Moreover, while the compensation committee continues to evaluate the implementation of a formal stock ownership guideline for our management team, we note that our Named Executive Officers already maintain a substantial direct stock ownership position. We believe that this ownership position provides significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

The compensation committee continues to evaluate the implementation of a clawback policy and intends to adopt such a policy after the SEC provides further guidance on that issue.

EXECUTIVE COMPENSATION

The following table shows the annual compensation paid to or earned by the executive officers for fiscal years 2013, 2012 and 2011:

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plans Compensation	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
David Schlessinger	2013	600,000	—	—	—	—	564	600,564
Executive Chairman and Founder	2012	623,564	—	240,000	8,696,129	—	586	9,560,279
	2011	600,000	3,000,000	—	—	—	48,062	3,648,062

Thomas G. Vellios	2013	700,000	—	—	—	—	564	700,564
President, Chief Executive Officer and Founder	2012	727,410	—	280,000	8,696,129	—	586	9,704,125
	2011	700,000	3,000,000	—	—	—	47,554	3,747,554

Kenneth R. Bull	2013	336,402	—	—	—	297,676	3,319	637,397
Chief Financial Officer, Secretary and Treasurer	2012	327,410	—	130,000	—	100,340	2,464	560,214
	2011	262,956	68,750	—	—	121,542	470	453,718

David Johnston*	2013	230,778	—	—	—	631,670	171,623	1,034,071
Chief Operating Officer(1)	2012	261,704	—	300,000	—	1,435,710	191	1,997,605

*	Immediately upon David Johnston’s termination with Five Below, all unvested options granted in 2013 were forfeited.
(1)	On August 31, 2013, Mr. Johnston’s employment with the Company terminated.
(2)	The amounts in these columns, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of each share and option award. Further detail surrounding the shares or options awarded, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date.
(3)	The following table itemizes the components of the “All Other Compensation” column:

		Reimbursement of Legal Feesand Related Income Taxes ($)	401(k) Company Matching Contribution ($)	Imputed Income from Long Term Disability Coverage ($)	Severance ($)	Total ($)
David Schlessinger	2013	—	—	564	—	564
	2012	—	—	586	—	586
	2011	48,062	—	—	—	48,062
Thomas G. Vellios	2013	—	—	564	—	564
	2012	—	—	586	—	586
	2011	47,084	—	470	—	47,554
Kenneth R. Bull	2013	—	2,154	564	—	2,718
	2012	—	1,878	586	—	2,464
	2011	—	—	470	—	470
David Johnston	2013	—	1,850	336	169,437	171,623
	2012	—	—	191	—	191

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2013 to each of the executive officers named in the Summary Compensation Table:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target 1 ($)	Target 2 ($)	Maximum ($)
David Schlessinger	—	30,028	150,141	210,197	300,282		—	—	—
Thomas G. Vellios	—	35,028	175,141	245,197	350,282	—	—	—	—
Kenneth R. Bull	—	16,928	84,641	118,497	169,828	—	—	—	—
	7/18/2013						15,000	39.70	297,676
David Johnston*	6/4/2013	—			—	—	34,600	37.33	631,670

*	Immediately upon David Johnston’s termination with Five Below, all unvested options granted in 2013 were forfeited.
(1)	Amounts represent cash bonus opportunities provided to Named Executive Officers in 2013. The criteria used to determine the amount of the annual bonus payable to each executive is described above under “Compensation Discussion and Analysis—Annual Incentive Compensation.” None of these bonus opportunities was ultimately earned.
(2)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each the third and fourth anniversary date.
(3)	The amounts in this column, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of each share and option award. Further detail surrounding the shares or options awarded, the method of valuation and the assumptions made is set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report under “Critical Accounting Policies and Estimates.” The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date.

Outstanding Equity Awards at Year End Fiscal 2013

The following table details information concerning unexercised stock options, stock options that have not vested and stock awards that have not vested for each of the executive officers named in the Summary Compensation Table as of February 1, 2014:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)
David Schlessinger	—	—		—	—		—	336,770	(1)	12,342,621	—	—
Thomas G. Vellios	—	—		—	—		—	336,770	(1)	12,342,621	—	—
Kenneth R. Bull	5,946	2,704	(2)	—	4.28	(4)	5/25/2021	—		—	—	—
	14,596	11,354	(2)	—	4.95	(4)	10/18/2021	—		—	—	—
	—	17,300	(2)	—	9.20	(4)	3/1/2022	—		—	—	—
	—	15,000	(3)	—	39.70		7/18/2023	—		—	—	—
	—	—		—	—		—	648	(5)	23,749	—	—
David Johnston	—	—		—	—		—	—		—	—	—

(1)	These shares of restricted stock vested on March 22, 2014.
(2)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 6.25% of the stock options vest and become exercisable every 90 days thereafter.
(3)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each the third and fourth anniversary date.
(4)	The exercise price has been adjusted from the original exercise price of $6.30, $6.97 and $11.22, respectively, to reflect a special dividend we paid on May 16, 2012 of $2.02 per share on shares of our common stock and on an as-converted basis on shares of our then outstanding Series A 8% convertible preferred stock. Such adjustment applied to all outstanding options on the date of the dividend.
(5)	These shares of restricted stock vested on March 28, 2014.
(6)	This value was calculated using the closing price on January 31, 2014, the last trading date before the end of fiscal 2013 ($36.65).

Option Exercises and Stock Vested

During fiscal 2013, one of our executive officers exercised previously issued stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
David Schlessinger	—	—	336,770	(1)	13,999,529	(4)
Thomas G. Vellios	—	—	336,770	(1)	13,999,529	(4)
Kenneth R. Bull	—	—	—		—
	—	—	432	(2)	16,368	(5)
	—	—	2,596	(3)	105,086	(6)
David Johnston	43,250	1,311,422	—		—

(1)	These shares of restricted stock vested on March 22, 2013.
(2)	These shares of restricted stock vested on March 29, 2013.
(3)	Approximately 649 shares of restricted stock vested on each of March 28, 2013, June 28, 2013, September 28, 2013 and December 28, 2013, respectively.
(4)	This value was calculated using the closing price on March 22, 2013 of $41.57.
(5)	This value was calculated using the closing price as of the last trading date before March 29, 2013 of $37.89.
(6)	This value was calculated using the closing price as of March 28, 2013 and June 28, 2013 of $37.89 and $36.84, respectively, and the closing price as of the last trading date before September 28, 2013 and December 28, 2013 of $44.54 and $42.65, respectively.

Potential Payments Upon Termination or Change of Control

Termination Prior to a Change of Control—Mr. Schlessinger

If we terminate Mr. Schlessinger’s employment without “cause” or Mr. Schlessinger terminates his employment for “good reason” (as such terms are defined below), in either case, prior to a “Change of Control Transaction” (as such term is defined below), Mr. Schlessinger will be entitled to receive:

•

severance payments, equal to the greater of: (i) $400,000 or (ii) the greater of (x) base salary in effect on the date of termination or resignation or (y) unless Mr. Schlessinger approved a reduction in his annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 12 months;

•

monthly payments equal to continued health and dental benefits for a period of up to 18 months, extended an additional 6 months following the expiration of such 18-month period if Mr. Schlessinger was still eligible to receive continued COBRA coverage as of the end of such 18-month period, which we refer to as the Medical Payments; and

•

monthly payments equal to a full tax gross up for federal, state and local income taxes based upon highest marginal tax rates solely with respect to each Medical Payment, which we refer to as the Medical Gross Up.

Termination Following a Change of Control—Mr. Schlessinger

If we terminate Mr. Schlessinger’s employment without cause or Mr. Schlessinger terminates his employment for good reason, in either case, after a Change of Control Transaction, Mr. Schlessinger will be entitled to receive:

•

severance payments, equal to the greater of: (i) $800,000 or (ii) the greater of (x) base salary in effect on the date of termination or resignation or (y) unless Mr. Schlessinger approved a reduction in his annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 24 months;

•	the Medical Payments; and

•	the Medical Gross Up.

Termination Prior to a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without “cause” or Mr. Vellios terminates his employment for “good reason” (as such terms are defined below), in either case, prior to a “Change of Control Transaction” (as such term is defined below), Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 12 months;

•	the Medical Payment; and

•	the Medical Gross Up.

Termination Following a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without cause or Mr. Vellios terminates his employment for good reason, in either case, after a Change of Control Transaction, Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 24 months;

•	the Medical Payment; and

•	the Medical Gross Up.

Pursuant to Messrs. Schlessinger’s and Vellios’ Employment Letter Agreements, “cause” is defined as one of the following:

•

the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a crime that prevents the executive from effectively managing us or that has a material adverse effect on our reputation or business activities;

•

the executive’s gross negligence, dishonesty, misappropriation of funds or other willful misconduct in the course of employment that has a material adverse effect on our reputation or business activities; or

•	the executive’s substance abuse, including abuse of alcohol or use of controlled drugs (other than in accordance with a physician’s prescription).

“Good reason” is defined as one of the following:

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a reduction or other material adverse change in the executive’s base salary or benefits;

•	a requirement that the executive report to anyone other than our board of directors;

•	a relocation of the executive’s principal offices by more than 25 miles; or

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence and (ii) we fail to cure such event within 30 days after receipt of his notice.

A “Change of Control Transaction” is deemed to have occurred if:

•	any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50% or more of the total power to vote for the election of our board of directors;

•

a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election;

•

a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50% or more of the total power to vote for the election of the surviving corporation’s board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction;

•	any person or group acquires all or substantially all of our assets;

•	we complete a full liquidation or dissolution; or

•

our shareholders accept a share exchange, whereby shareholders immediately before such exchange do not (or will not) directly or indirectly own more than 50% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange.

Messrs. Schlessinger and Vellios are also subject to certain restrictive covenants, including non-competition, non-solicitation and confidentiality.

Termination Without Cause—Mr. Bull

If we terminate Mr. Bull’s employment without “cause” (as such term is defined below), Mr. Bull will be entitled to receive:

•	base salary continuation for six months based on his base salary in effect on the date of termination less any amounts earned during the applicable six month post termination period; and

•	monthly payments equal to continued health and dental benefits for a period of up to six months.

Pursuant to Mr. Bull’s employment agreement, “cause” is defined as one of the following:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability” as defined in our Equity Incentive Plan), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

David Johnston—Separation and Release Agreement

As discussed above in the Compensation Discussion and Analysis section under the heading “David Johnston Separation and Release Agreement,” Mr. Johnston’s employment with the Company terminated on August 31, 2013 prior to the end of fiscal 2013.

In connection with his termination of employment and pursuant to the terms of the Separation and Release Agreement, Mr. Johnston received the following payments and benefits upon termination:

•	cash severance in the form of base salary continuation for a period of six (6) months following the Termination Date (the “Severance Period”); and

•

reimbursement for the cost of COBRA continuation coverage for the duration of the Severance Period (but only to the extent such premium exceeds the amount charged to active employees for the same coverage).

Potential Payments

The table below summarizes the payments and benefits that each of Messrs. Schlessinger, Vellios, and Bull would have been entitled to receive if his last day of employment with us had been February 1, 2014.

Name	Cash Severance Payment ($)	Accelerated Restricted Stock Vesting ($)		Accelerated Option Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
David Schlessinger
Voluntary termination for good reason or involuntary termination without cause	600,000	12,342,621	(1)	—		55,200	(3)	—		12,997,821
No termination following a change in control	—	12,342,621	(1)	—		—		—		12,342,621
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	12,342,621	(1)	—		55,200	(3)	—		13,597,821
Death of Named Executive Officer	—	12,342,621	(1)	—		—		10,000	(5)	12,352,621
Permanent Disability of Named Executive Officer	—	12,342,621	(1)	—		—		—		12,342,621
Thomas G. Vellios
Voluntary termination for good reason or involuntary termination without cause	700,000	12,342,621	(1)	—		55,200	(3)	—		13,097,821
No termination following a change in control	—	12,342,621	(1)	—		—		—		12,342,621
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,400,000	12,342,621	(1)	—		55,200	(3)	—		13,797,821
Death of Named Executive Officer	—	12,342,621	(1)	—		—		10,000	(5)	12,352,621
Permanent Disability of Named Executive Officer	—	12,342,621	(1)	—		—		—		12,342,621
Kenneth R. Bull
Involuntary termination without cause	162,500	—		—		13,800	(4)	—		176,300
No termination following a change in control	—	23,749	(6)	1,699,021	(2)	—		—		1,722,770
Involuntary termination without cause following a change in control	162,500	23,749	(6)	1,699,021	(2)	13,800	(4)	—		1,899,070
Death of Named Executive Officer	—	—		—		—		10,000	(5)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—

(1)	This represents the accelerated gain on previously unvested restricted stock for 336,770 shares, using the closing price on January 31, 2014, the last trading date before the end of fiscal 2013 ($36.65).
(2)	This represents the accelerated gain on the exercise of previously unvested time-based stock options for 46,358 shares for Mr. Bull using the closing price on January 31,2014, the last trading date before the end of fiscal 2013 ($36.65).

(3)	Messrs. Schlessinger and Vellios are entitled to a continuation of their health and dental benefits for up to 24 months.
(4)	Mr. Bull is entitled to a continuation of this health and dental benefits for up to six months.
(5)	This represents life insurance premiums under our life insurance program.
(6)	This represents the accelerated gain on previously unvested restricted stock for 648 shares, using the closing price on January 31, 2014, the last trading date before the end of fiscal 2013 ($36.65).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investor Rights Agreement

In connection with our 2010 transaction, in which Advent acquired a majority interest in Five Below, Inc., we entered into an investor rights agreement with certain of our shareholders. In connection with our initial public offering, the parties amended the agreement to terminate all rights except for certain registration rights, which require us to register shares of our common stock held by David Schlessinger and Thomas Vellios in the event we register for sale, either for our own account or for the account of others, shares of our common stock in certain offerings. We are obligated to pay all expenses in connection with such registration other than underwriting commissions or discounts resulting from the sale of shares by our shareholders in connection with the registration. The investor rights agreement, as amended, requires a shareholder holding registration rights to execute a lock-up agreement with the underwriters in connection with the shareholder’s exercise of his or her registration rights in connection with certain offerings.

Agreements with Management

We and certain of our executive officers have entered into employment agreements. The terms and conditions of certain of these employment agreements are more fully described in “Executive Compensation—Employment Agreements.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Pennsylvania law. There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. This policy was not in effect when we entered into the transactions described above. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is posted under the “Investor Relations” section of our website at www.fivebelow.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of May 6, 2014 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of May 6, 2014 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 54,267,225 shares of common stock outstanding on May 6, 2014.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
T. Rowe Price Associates, Inc.(1)	5,082,380	9.4%
Capital World Investors(2)	4,860,133	9.0%
FMR LLC(3)	4,620,784	8.5%
Citadel Advisors LLC(4)	3,186,584	5.9%

Named Executive Officers & Directors:
Kenneth R. Bull(5)	110,632	*	%
David Johnston(6)	29,412	*	%
Steven J. Collins	—	*	%
Andrew W. Crawford	—	*	%
Michael F. Devine, III	2,584	*	%
David M. Mussafer	—	*	%
Thomas M. Ryan	162,655	*	%
Ronald L. Sargent(7)	269,290	*	%
David Schlessinger(8)	858,578	1.6%
Thomas G. Vellios(9)	1,049,297	1.9%
All executive officers and directors as a group (9 persons)	2,453,036	4.5%

*	Less than 1%

(1)	These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which beneficially owns 3,316,900 shares of our common stock, representing 6.1% of the total number of shares of our common stock outstanding as of May 6, 2014), which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote these securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of the reported shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is as of February 14, 2014 as disclosed in its Schedule 13G filed with the SEC on February 11, 2014.
(2)	Capital World Investors is deemed to be the beneficial owner of 4,860,133 shares or 9.0% of Five Below as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. This information is as of February 7, 2014 as disclosed in its Schedule 13G filed with the SEC on February 13, 2014.
(3)	The funds managed by FMR LLC are deemed to be the beneficial owner of 4,620,784 shares or 8.5% of Five Below. Fidelity Management and Research Company, a wholly owned subsidiary of FMR LLC, beneficially owns 4,323,424 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management and Research Company and the funds, each exercises sole investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. Fidelity Management Trust Company beneficially owns 283,595 shares of common stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management Trust Company, each exercises sole voting and investment power over the shares managed by this entity and may be deemed to have beneficial ownership of these shares. Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC, beneficially owns 13,765 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each exercises sole voting and investment power over the shares managed by this entity and may be deemed to have beneficial ownership of these shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC and associated funds is 82 Devonshire Street, Boston, MA 02109. This information is as of April 9, 2014 as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on April 10, 2014.
(4)	Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings II LP (“CAH2”), Citadel GP LLC (“CGP”), and Mr. Kenneth Griffin (collectively, the “Citadel Reporting Persons”), have shared dispositive and voting power over 3,186,584 shares of our common stock owned by Citadel Equity Fund Ltd. (“CEF”), Citadel Quantitative Strategies Master Fund Ltd. (“CQ”), Surveyor Capital Ltd. (“SC”), and Citadel Securities LLC (“Citadel Securities”). Citadel Advisors is the portfolio manager for CEF and SC. Citadel Advisors II LLC (“CA2”) is the portfolio manager of CQ. CAH2 is the managing member of Citadel Advisors and CA2. CALC III LP (“CALC3”), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH2. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP. The address of each of the Citadel Reporting Persons is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois. This information is as of April 8, 2014 as disclosed in its Schedule 13G filed with the SEC on April 8, 2014.
(5)	Includes 34,600 shares subject to options that are exercisable within 60 days of May 6, 2014.

(6)	Reflects the number of shares known to be beneficially owned by Mr. Johnston as of August 31, 2013, the date in which his employment with the Company terminated.
(7)	Includes 175,174 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, the sole member and manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC.
(8)	Includes 2,768 shares of common stock held by a certain shareholder as to which Mr. Schlessinger has sole voting power as custodian of a trust for the benefit of such shareholder. Mr. Schlessinger disclaims beneficial ownership of the shares of common stock subject to this trust.
(9)	Includes 3,460 shares of common stock held by certain shareholders as to which Mr. Vellios has sole voting power pursuant to irrevocable proxies granted by such shareholders. Mr. Vellios disclaims beneficial ownership of the shares of common stock subject to such proxies.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of February 1, 2014)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Plan Category
Equity compensation plans approved by securityholders(4)	1,304,620	20.90	5,165,944
Equity compensation plans not approved by securityholders	—	—	—

Total	1,304,620	20.90	5,165,944

(1)	The amount in this column excludes 679,510 shares of restricted stock granted to certain executive officers, directors and employees and excludes purchase rights under the 2012 Employee Stock Purchase Plan (the “ESPP”).
(2)	Represents the weighted-average exercise price of outstanding stock options.
(3)	Includes 4,669,509 shares that were available for future issuance under the Equity Incentive Plan and 496,435 shares that were available for issuance under the ESPP. An aggregate of 3,565 shares of common stock were purchased under the ESPP in fiscal 2013.
(4)	Consists of the Company’s Equity Incentive Plan and the ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2013, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect two Class II directors to hold office until our 2017 Annual Meeting of Shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the two nominees recommended by our board of directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

The following directors are being nominated for election to our board of directors: Steven J. Collins and Thomas M. Ryan, each to serve for a term through the 2017 Annual Meeting of Shareholders. We did not pay a fee to any third party to identify or evaluate any potential nominees. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Andrew W. Crawford and Mr. Collins, whose terms on our board of directors expire at the Annual Meeting, were each elected to our board of directors pursuant to the shareholders’ agreement, described above, because of their affiliation with Advent, whose Series A 8% convertible preferred stock holdings entitled it to elect up to five directors (prior to the closing of our initial public offering). As of the date of this Proxy Statement, Advent no longer owns any shares of our stock, and, accordingly, our board of directors, in consultation with the nominating and corporate governance committee, has determined not to nominate Mr. Crawford for re-election and will reduce the size of our board to seven directors effective immediately after the expiration of Mr. Crawford’s term. Also in connection with the disposition of our common stock held by Advent, Mr. Collins has expressed his intent to resign from the board of directors at such time as the nominating and corporate governance committee has recruited a replacement director. The nominating and corporate governance committee is conducting a search for a new independent director or directors.

Required Vote

Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as a director to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2015. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2013 and fiscal 2012.

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$1,405,000	$2,740,000
Audit-Related Fees	—	214,724
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,405,000	$2,954,724

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2013, and the review of the Company’s interim consolidated financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

Audit-related fees include fees billed for professional services related to assistance with the Sarbanes-Oxley Act.

Tax Fees

There were no amounts billed for tax fees during fiscal 2013 and fiscal 2012.

All Other Fees

There were no amounts billed for other fees during fiscal 2013 and fiscal 2012.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee approved all of the non-audit services provided by our independent registered public accounting firm during the fiscal years 2013 and 2012.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2015 ANNUAL MEETING

OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2015 Annual Meeting of Shareholders must be received by us no later than January 9, 2015 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2015 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to March 26, 2015 nor later than April 25, 2015 or (B) in the event that the 2015 Annual Meeting of Shareholders is held prior to May 25, 2015 or after August 23, 2015, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

ANNUAL REPORT TO SHAREHOLDERS

Our 2013 Annual Report has been posted, and is available without charge, on our corporate website at www.fivebelow.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2013 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2013 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2013 Annual Report (including our consolidated financial statements, but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2013 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2013 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103 or by phone at (215) 546- 7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2013 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2013 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

FIVE BELOW, INC.

1818 MARKET STREET

SUITE 2000

PHILADELPHIA, PA 19103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

1. Election of Directors
Nominees

01 Steven J. Collins 02 Thomas M. Ryan

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 31, 2015.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

FIVE BELOW, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 24, 2014

The undersigned hereby appoints Thomas G. Vellios and Kenneth R. Bull, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Below, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Daylight Time on June 24, 2014, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, and any adjournment or postponement thereof. For directions to the meeting, please contact the company at 215-546-7909.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side